Exhibit 4.1(i)

____________________

SUPPLEMENTAL INDENTURE

Dated as of July 15, 2010

to

INDENTURE

Dated as of January 29, 2004

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

____________________

6 3/4 % Senior Subordinated Notes due 2014

SUPPLEMENTAL INDENTURE, dated as of July 15, 2010, among Vail Resorts, Inc., a Delaware corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantors named on the signature pages hereto (collectively the “Additional Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as Trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of January 29, 2004 (the “Indenture”) providing for the issuance of $390,000,000 aggregate principal amount of 6 3/4% Senior Subordinated Notes due 2014 of the Company (the “Notes”); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of $390,000,000 aggregate principal amount of the Notes, the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantors to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

The Additional Guarantors, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assume all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and each Additional Guarantor may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.

II.

MISCELLANEOUS PROVISIONS

A.           Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B.           Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C.           Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

D.           Successors.

All agreements of the Company, the Guarantors and the Additional Guarantors in this Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E.           Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

F.           Trustee Disclaimer.

The Trustee is not responsible for the validity or sufficiency of this Supplemental Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

VAIL RESORTS, INC.

By:       /s/ Jeffrey W. Jones
Name:  Jeffrey W. Jones
Title:   Senior Executive Vice President and Chief
Financial Officer

GUARANTORS:

Arrabelle at Vail Square, LLC
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Breckenridge Resort Properties, Inc.
Bryce Canyon Lodge Company
Colter Bay Corporation
Colter Bay Convenience Store, LLC
Colter Bay General Store, LLC
Colter Bay Café Court, LLC
Colter Bay Marina, LLC
Crystal Peak Lodge of Breckenridge, Inc.
Delivery Acquisition, Inc.
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Heavenly Valley, Limited Partnership
Jackson Hole Golf and Tennis Club, Inc.
Jackson Hole Golf & Tennis Club Snack Shack, LLC
Jackson Lake Lodge Corporation
Jenny Lake Lodge, Inc.
Jenny Lake Store, LLC
JHL&S LLC
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food and Beverage Company
Keystone Resort Property Management Company
Lodge Properties, Inc.
Lodge Realty, Inc.
Mesa Verde Lodge Company
National Park Hospitality Company
One Ski Hill Place, LLC
Property Management Acquisition Corp., Inc.
RCR Vail, LLC
Rockresorts Arrabelle, LLC
Rockresorts Cheeca, LLC
Rockresorts Cordillera Lodge Company, LLC
Rockresorts DR, LLC
Rockresorts Equinox, Inc.
Rockresorts Hotel Jerome, LLC
Rockresorts International, LLC
Rockresorts LLC
Rockresorts LaPosada, LLC
Rockresorts Rosario, LLC
Rockresorts (St. Lucia) Inc.
Rockresorts Ski Tip, LLC
Rockresorts Tempo, LLC
Rockresorts Third Turtle, Ltd.
Rockresorts Wyoming, LLC
SOHO Development, LLC
SSI Venture LLC
SSV Holdings, Inc.
Stampede Canteen, LLC
Teton Hospitality Services, Inc.
The Chalets at the Lodge at Vail, LLC
The Vail Corporation
The Village at Breckenridge Acquisition Corp., Inc.
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail Food Services, Inc.
Vail Holdings, Inc.
Vail Hotel Management Company, LLC
Vail Resorts Development Company
Vail Resorts Lodging Company
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
Vail/Arrowhead, Inc.
Vail/Beaver Creek Resort Properties, Inc.
VAMHC, Inc.
Vail RR, Inc.
VA Rancho Mirage I, Inc.
VA Rancho Mirage II, Inc.
VA Rancho Mirage Resort, L.P.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.
Zion Lodge Company

Each by its authorized officer or signatory:

         By:             /s/ Jeffrey W. Jones
Name:         Jeffrey W. Jones
Title:           Senior Executive Vice President and
                    Chief Financial Officer of each Guarantor listed above

ADDITIONAL GUARANTORS:

ALL MEDIA HOLDINGS, INC., a Colorado corporation
ALL MEDIA ASSOICATES, INC., a California corporation

By:           /s/ Jeffrey W. Jones
Name:      Jeffrey W. Jones
Title:        Senior Executive Vice President
 and Chief Financial Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:         /s/ Alex Briffett
Name:   John A. (Alex) Briffett
                                                                                                      Title:  Senior Associate